                                                                    EXHIBIT 99.1

                                                                      [GTS LOGO]

FOR IMMEDIATE RELEASE


                     GTS REPORTS SECOND QUARTER 2000 RESULTS
            Quarterly revenues up 46 percent, 9 percent sequentially
                EBITDA loss narrows to (6.3) percent of revenues

HIGHLIGHTS

o    Reports strong financial results

     - Grows quarterly revenues 46 percent year-over-year, and 9 percent sequentially on a euro basis, to Euro 277.3 million, or US$259.3 million

     - Reports EBITDA(1) of (Euro 17.5) million, or (US$16.3) million, improving from (7.7) percent of revenues to (6.3) percent on a sequential basis

     - Drives data/IP revenues up approximately 20 percent sequentially with data/IP and managed bandwidth now representing approximately 46 percent of core revenues

     -    Enters into US$550 million credit agreement

o    Extends infrastructure

     - Accelerates roll out of pan-European ISP infrastructure adding 27 cities and 8 countries

     -    Opens hosting centers in London, Paris, Frankfurt and Amsterdam

     -    Core network extended by six cities and 500 kilometers

o    Expands "content initiative" announcing IP transit agreement with epicRealm

o    Wins major new data business

     -    Profil ARBED Distribution for IP Virtual Private Networks (VPNs)

     -    NORDUnet for IP transit

     - Network Solutions adds two top-level domain-name-registry servers to hosting centers

o    Enters strategic alliance with Cisco to introduce new IP services

WASHINGTON, AUGUST 8, 2000 - Global TeleSystems, Inc. (GTS) (NYSE: GTS; Easdaq:
GTSG; Frankfurt: GTS), the leading European e*Business and borderless broadband services company, today reported its results for the second quarter of 2000. Consolidated revenues in the quarter grew to Euro 277.3 million, or US$259.3 million, up 46 percent from Euro 189.5 million, or US$200.3 million, in the second quarter of 1999. Sequentially, revenues increased by 9 percent. The company's EBITDA losses for the second quarter of 2000 were (Euro 17.5) million, or (US$16.3) million, or (6.3) percent of revenues, narrowing from (Euro 19.6) million, or (US$19.4) million, or (7.7) percent of revenues for the first quarter of 2000.

H. Brian Thompson, GTS's chairman and chief executive officer, said: "We are beginning to see the benefits of the repositioning we began late last year. Our data and IP sales continue to accelerate as we roll out our pan-European IP infrastructure, to now reach 84 cities and 18 countries. This greatly expands the number of business customers to whom we can now offer our bundled package of pan-European voice and data services."



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

GTS Reports 2nd Quarter 2000 Results
Page 2

ORGANIZATIONAL REALIGNMENT

Broadband Services

In the second quarter, the company realigned its divisions along customer-facing lines and to be more consistent with industry practices. The company has combined its traditional managed bandwidth business and wholesale business to form GTS Broadband Services. This division is focused on selling managed bandwidth and wholesale products to a common customer set including other telecommunications companies, ISPs and Web-centric customers. Previously, the wholesale business was included in GTS Business Services. Refer to Schedule A (attached) for a historical presentation of this business for comparison purposes.

Business Services--Core and Non-Core

During the second quarter, the company also realigned its retail brand (Business Services) in 12 Western European countries and four Central European countries with a focus on better serving its large corporate customers and small-to-medium-sized enterprises (SMEs). The company split its retail business into core services consisting of IP, data, hosting and pan-European voice; and non-core services, consisting of low margin voice products such as prepaid cards, residential and resellers. Refer to Schedule B (attached) for a historical presentation for comparison purposes.

By the end of this year, the company expects to maximize the value of these non-core businesses by: 1) eliminating certain product lines and re-deploying assets; or 2) harvesting the business.

OPERATIONS

Revenues--Broadband Services

Broadband Services grew revenues to Euro 118.3 million, or US$110.6 million, up 37 percent versus the year-ago quarter and up 16 percent sequentially. The traditional managed bandwidth and IP transit businesses (previously referred to as Carrier Services) grew to Euro 85.2 million, up 34 percent from the year-ago quarter and were up slightly from the first quarter. The wholesale business had a strong quarter as it doubled the on-net pan-European portion of its volumes sequentially from the first quarter of 2000.

Revenues--Business Services

The Business Services division grew revenues to Euro 130.4 million, or US$122.0 million, up 61 percent versus the year-ago quarter and 2 percent on a sequential basis. As shown in Schedule B, core Business Services revenues were Euro 90.5 million, up 3 percent sequentially, and, within this segment, data revenues increased approximately 20 percent sequentially. The non-core business had revenue of Euro 39.9 million, down 0.5 percent sequentially, consistent with objectives.

Revenues--Data/IP Mix

Data and IP revenues were up approximately 20 percent on a sequential basis for the total core business; comprised approximately 16 percent of the company's total core quarterly revenues; and represented approximately Euro 145 million in revenues on an annualized basis. Data/IP revenue, together with managed bandwidth, represented 46 percent of total core revenues for the quarter.



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

GTS Reports 2nd Quarter 2000 Results
Page 3

Gross Margins

Gross margins in the quarter were Euro 105.3 million, up from Euro 98.4 million in the first quarter, and represented 38.0 percent of quarterly revenues. Gross margin percentage of revenue in the core business was 40.4 percent in second quarter 2000 compared to 41.3 percent in the first quarter. Gross margin percentage of revenue for the core was impacted by the revenue mix of wholesale increasing as a percent of total revenues. Gross margin percentage of revenue in the non-core business remained relatively flat at 23.6 percent of revenues in the second quarter.

Selling, general and administrative (SG&A)

Total SG&A was Euro 122.8 million or 44.3 percent of revenue in the second quarter, improving from 46.3 percent in the first quarter of 2000. Core SG&A was Euro 110.2 million, which represented 46.4 percent of core revenues in the second quarter compared to Euro 103.2 million, or 48.0 percent of core revenues in the first quarter. e*Business initiatives, including data, IP, hosting and advertising accounted for a significant portion of the absolute sequential increase in core SG&A. As a percent of revenue, core SG&A declined by 1.6 percent, which was mainly attributable to improved cost control coupled with an increase in revenues in the second quarter over the first quarter. Non-core SG&A was Euro 12.6 million, down from Euro 14.8 million in the first quarter of 2000 as the company reduced costs related to these products.

EBITDA

In the second quarter of 2000, GTS generated EBITDA losses of (Euro 17.5) million, or (US$16.3) million, representing (6.3) percent of revenues. This was an improvement from an EBITDA loss of (Euro 19.6) million, or (US$19.4) million, in the first quarter of 2000, which represented (7.7) percent of revenue. EBITDA for the core business was (Euro 14.3) million or (6.0) percent of core revenues in the second quarter, an improvement from (6.7) percent in the first quarter. EBITDA for the non-core business in the second quarter was (Euro 3.2) million compared to (Euro 5.1) million in the first quarter.

Capital Expenditures, Net Loss Applicable to Common Shareholders and Net Loss Per Share

In the second quarter capital expenditures totaled US $300.4 million. Total capital expenditures in the first six months of 2000 were US$538.1 million.

Net loss applicable to common shareholders was (US$152.4) million for the second quarter of 2000 compared to (US$153.9) million for the first quarter of 2000 and (US$109.8) million for the year-ago quarter.

Recurring net loss per share based on the weighted average shares outstanding in the quarter of 197.9 million was (US$0.77) for the second quarter of 2000 compared to (US$0.82) for the first quarter of 2000 and (US$0.66) for the year-ago quarter.

RESTRUCTURING ACTIONS

As part of separating GTS's non-core businesses from its core businesses and streamlining operations, including headcount reductions/redeployment, the centralization of finance and billing operations and sales office consolidation, the company expects estimated annual pro forma savings in the range of Euro 25 million to Euro 30 million. These actions will result in the reduction of approximately 400 positions from our current staffing levels by year end. It is currently anticipated that a one-time charge for severance, lease termination and other items will be taken in the third quarter, which is estimated to be in the range of Euro 15 million to Euro 20 million.



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

GTS Reports 2nd Quarter 2000 Results
Page 4

OUTLOOK FOR REMAINDER OF 2000

The company expects sequential growth rates in the core business (see Schedule
B) to be in the range of 7 percent to 8 percent in the third quarter and in the range of 10 percent to 12 percent in the fourth quarter. Non-core revenues in the third and fourth quarters will be dependent upon whether we sell these businesses or pursue other alternatives.

The company currently expects to meet EBITDA estimates for the third and fourth quarters of 2000.

EXCHANGE RATES

The average dollar:euro exchange rate during the second quarter of 2000 was 0.935, down from 0.987 in the first quarter of 2000. In early August 2000, the dollar:euro exchange rate was approximately 0.907.

ABOUT GTS (WWW.GTSGROUP.COM)

Global TeleSystems, Inc., is the leading provider of e*Business and borderless broadband services across Europe, serving businesses and carriers with a range of broadband, hosting, Internet/IP and voice services. As an industry leader in Europe, the company has the largest cross-border fiber optic network; the largest Tier-1 IP backbone (GTS Ebone); the most widely deployed pan-European e*Business sales and service staff; and the largest pan-European customer base. GTS's first and most extensive trans-European broadband fiber network includes on-net points of presence in 38 European cities (50 cities planned) and stretches across 17,500 route kilometers (25,000 route kilometers planned) with six city enterprise networks (CENs), providing intra-city bandwidth (with plans for a total of 16). GTS is also developing an advanced trans-Atlantic dual-cable system in a joint venture with FLAG Telecom. GTS has its corporate operating headquarters in London; maintains corporate offices in the metropolitan Washington, D.C., area as well as Brussels and Cork, Ireland; and has sales and support offices in 20 countries.

GTS Investors

Jim Shields, Director, Investor Relations
Tel.: +44-207-769-8264; fax: +44-207-769-8068; e-mail: jim.shields@gtsgroup.com

Patti Grohs, Senior Manager, Investor Relations
Tel.: +1-703-236-3170; fax: +1-703-236-3606; e-mail: patti.grohs@gtsgroup.com

GTS Media

Glenn Manoff, Director of Communications
Tel.: +44-(0)-207-769-8290; fax: +44-(0)-207-769-8084;
e-mail: glenn.manoff@gtsgroup.com

THIS PRESS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISK AND UNCERTAINTY. ALTHOUGH THE COMPANY BELIEVES ITS EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON REASONABLE ASSUMPTIONS, NO ASSURANCE CAN BE GIVEN THAT SUCH PROJECTIONS WILL BE FULFILLED. ANY SUCH FORWARD-LOOKING STATEMENT MUST BE CONSIDERED ALONG WITH KNOWLEDGE THAT ACTUAL EVENTS OR RESULTS MAY VARY MATERIALLY FROM SUCH PREDICTIONS DUE TO, AMONG OTHER THINGS, POLITICAL, ECONOMIC OR LEGAL CHANGES IN THE MARKETS IN WHICH GTS DOES BUSINESS, COMPETITIVE DEVELOPMENTS OR RISKS INHERENT IN THE COMPANY'S BUSINESS PLAN. READERS ARE REFERRED TO THE DOCUMENTS FILED BY GTS WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE MOST RECENT REPORTS FILED UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND REGISTRATION STATEMENTS FILED PURSUANT TO THE SECURITIES ACT OF 1933, WHICH IDENTIFY IMPORTANT RISK FACTORS.



                               - TABLES ATTACHED -

                                                                      SCHEDULE A

GTS Reports 2nd Quarter 2000 Results
Page 5

                            GLOBAL TELESYSTEMS, INC.
               SUPPLEMENTAL RECURRING INCOME STATEMENT INFORMATION
                                   (UNAUDITED)



                                                      1Q99         2Q99         3Q99         4Q99         1Q00         2Q00
                                                    --------     --------     --------     --------     --------     --------
Average quarterly dollar per euro exchange rate        1.112        1.057        1.049        1.038        0.987        0.935

Millions of euros

REVENUE
Broadband Services                                      68.3         86.6         96.7        102.0        102.1        118.3
Business Services                                       63.7         81.0         96.6        117.3        128.4        130.4
Golden Telecom (CIS)                                    21.8         21.9         23.9         24.6         24.5         28.6
                                                    --------     --------     --------     --------     --------     --------
   TOTAL REVENUE(2)                                    153.8        189.5        217.2        243.9        255.0        277.3
   Sequential revenue growth                                         23.2%        14.6%        12.3%         4.6%         8.7%
   Annual revenue growth                                                                                    65.8%        46.3%

GROSS MARGIN                                            61.5         82.3         83.6         93.2         98.4        105.3
   % of revenue                                         40.0%        43.4%        38.5%        38.2%        38.6%        38.0%

SELLING, GENERAL & ADMINISTRATIVE                       70.7         85.9         91.4        110.1        118.0        122.8
   % of revenue                                         46.0%        45.3%        42.1%        45.1%        46.3%        44.3%

EBITDA(1)                                               (9.2)        (3.6)        (7.8)       (16.9)       (19.6)       (17.5)
   % of revenue                                         (6.0)%       (1.9)%       (3.6)%       (6.9)%       (7.7)%       (6.3)%



Millions of US dollars

REVENUE
Broadband Services                                      76.0         91.5        101.5        105.9        100.8        110.6
Business Services                                       70.7         85.6        101.3        121.7        126.7        122.0
Golden Telecom (CIS)                                    24.2         23.2         25.1         25.5         24.2         26.7
                                                    --------     --------     --------     --------     --------     --------
   TOTAL REVENUE(2)                                    170.9        200.3        227.9        253.1        251.7        259.3

GROSS MARGIN                                            68.4         87.0         87.7         96.7         97.1         98.5

SELLING, GENERAL & ADMINISTRATIVE                       78.6         90.8         95.9        114.3        116.5        114.8

EBITDA(1)                                              (10.2)        (3.8)        (8.2)       (17.6)       (19.4)       (16.3)



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

                                                                      SCHEDULE B

GTS Reports 2nd Quarter 2000 Results
Page 6


                            GLOBAL TELESYSTEMS, INC.
                    SUPPLEMENTAL INCOME STATEMENT INFORMATION
                                CORE AND NON-CORE
                                   (UNAUDITED)

                                               4Q99                            1Q00                            2Q00
                                    ----------------------------    ----------------------------    ----------------------------
Average quarterly dollar per euro
exchange rate                          1.038     1.038    1.038        0.987    0.987     0.987       0.935     0.935     0.935

Millions of euros                    CORE     NON-CORE     TOTAL      CORE     NON-CORE    TOTAL       CORE     NON-CORE    TOTAL
                                    ------    --------    ------     ------    --------    ------     ------    --------    ------
REVENUE
Broadband Services                   102.0         --      102.0      102.1         --      102.1      118.3         --      118.3
Business Services                     80.7       36.6      117.3       88.3       40.1      128.4       90.5       39.9      130.4
Golden Telecom (CIS)                  24.6         --       24.6       24.5         --       24.5       28.6         --       28.6
                                    ------     ------     ------     ------     ------     ------     ------     ------     ------
      TOTAL REVENUE(2)               207.3       36.6      243.9      214.9       40.1      255.0      237.4       39.9      277.3
      Sequential growth rates          3.7%       9.6%       4.6%      10.5%      (0.5)%      8.7%

GROSS MARGIN                          84.5        8.7       93.2       88.7        9.7       98.4       95.9        9.4      105.3
       % of revenue                   40.8%      23.8%      38.2%      41.3%      24.2%      38.6%      40.4%      23.6%      38.0%

SELLING, GENERAL & ADMINISTRATIVE     98.6       11.5      110.1      103.2       14.8      118.0      110.2       12.6      122.8
     % of revenue                     47.6%      31.4%      45.1%      48.0%      36.9%      46.3%      46.4%      31.6%      44.3%

EBITDA(1)                            (14.1)      (2.8)     (16.9)     (14.5)      (5.1)     (19.6)     (14.3)      (3.2)     (17.5)
     % of revenue                     (6.8)%     (7.7)%     (6.9)%     (6.7)%    (12.7)%     (7.7)%     (6.0)%     (8.0)%     (6.3)%



Millions of US dollars

REVENUE
Broadband Services                   105.9         --      105.9      100.8         --      100.8      110.6         --      110.6
Business Services                     83.7       38.0      121.7       87.1       39.6      126.7       84.7       37.3      122.0
Golden Telecom (CIS)                  25.5         --       25.5       24.2         --       24.2       26.7         --       26.7
                                    ------     ------     ------     ------     ------     ------     ------     ------     ------
      TOTAL REVENUE(2)               215.1       38.0      253.1      212.1       39.6      251.7      222.0       37.3      259.3

GROSS MARGIN                          87.7        9.0       96.7       87.5        9.6       97.1       89.7        8.8       98.5

SELLING, GENERAL & ADMINISTRATIVE    102.3       12.0      114.3      101.9       14.6      116.5      103.0       11.8      114.8

EBITDA(1)                            (14.6)      (3.0)     (17.6)     (14.4)      (5.0)     (19.4)     (13.3)      (3.0)     (16.3)



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

GTS Report 2nd Quarter 2000 Results
Page 7

                            GLOBAL TELESYSTEMS, INC.
                CONDENSED, CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                 THREE MONTHS ENDED JUNE 30,  SIX MONTHS ENDED JUNE 30,
                                                  ------------------------    ------------------------
                                                     1999          2000          1999          2000
                                                  ----------    ----------    ----------    ----------
                                                        (In US$ millions, except per share data)
Revenues                                          $    200.3    $    259.3    $    371.2    $    511.0

  Access and network services                          113.3         160.8         215.8         315.4
  Selling, general & administrative                     90.8         114.8         169.4         231.3
                                                  ----------    ----------    ----------    ----------

EBITDA(1)                                               (3.8)        (16.3)        (14.0)        (35.7)

  Depreciation and amortization                         48.4          68.3          87.7         137.8
  Merger, restructuring and non-recurring costs           --            --          63.7            --
                                                  ----------    ----------    ----------    ----------

Loss from operations                                   (52.2)        (84.6)       (165.4)       (173.5)

Other income (expense):
  Interest expense                                     (49.3)        (57.8)        (96.9)       (118.7)
  Interest income                                       15.9          22.3          31.0          45.8
  Foreign currency loss                                 (6.0)        (19.3)        (14.1)        (34.5)
  Other (expense) income, net(3)                        (6.4)          0.2         (11.0)          1.1
                                                  ----------    ----------    ----------    ----------

             Total other expense                       (45.8)        (54.6)        (91.0)       (106.3)
                                                  ----------    ----------    ----------    ----------

Net loss before taxes                                  (98.0)       (139.2)       (256.4)       (279.8)
Income taxes                                            (4.2)         (4.2)         (8.0)         (8.4)
                                                  ----------    ----------    ----------    ----------

Net loss                                          $   (102.2)   $   (143.4)   $   (264.4)   $   (288.2)
Preferred dividend                                      (7.6)         (9.0)         (7.6)        (18.1)
                                                  ----------    ----------    ----------    ----------

Net loss applicable to
  common shareholders                             $   (109.8)   $   (152.4)   $   (272.0)   $   (306.3)
                                                  ==========    ==========    ==========    ==========

Net loss per share applicable
  to common shareholders                          $    (0.66)   $    (0.77)   $    (1.65)   $    (1.58)
                                                  ==========    ==========    ==========    ==========

Recurring net loss applicable
  to common shareholders                          $   (109.8)   $   (152.4)   $   (208.3)   $   (306.3)
                                                  ==========    ==========    ==========    ==========

Recurring net loss per share
  applicable to common shareholders               $    (0.66)   $    (0.77)   $    (1.26)   $    (1.58)
                                                  ==========    ==========    ==========    ==========

Weighted avg. common shares(4)                         167.6         197.9         164.8         193.4
                                                  ----------    ----------    ----------    ----------



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

GTS Reports 2nd Quarter 2000 Results
Page 8

                            GLOBAL TELESYSTEMS, INC.
                     CONDENSED, CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                      December 31,      JUNE 30,
                                                                          1999            2000
                                                                      ------------    ------------
                                                                           (In US$ millions)
ASSETS
CURRENT ASSETS
Cash and restricted cash equivalents                                  $    1,341.4    $      901.4
Accounts receivable, net                                                     239.0           262.0
Prepaid expenses and other assets                                            106.5           137.6

TOTAL CURRENT ASSETS                                                       1,686.9         1,301.0

Property and equipment, gross                                              1,222.6         1,632.1
Accumulated depreciation                                                    (218.1)         (286.9)
Property and equipment, net                                                1,004.5         1,345.2
Goodwill and intangible assets, net                                        1,172.9         1,220.4
Other assets                                                                 137.5           106.5
                                                                      ------------    ------------

TOTAL ASSETS                                                          $    4,001.8    $    3,973.1
                                                                      ============    ============

LIABILITIES AND SHAREHOLDERS'  EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses                                 $      493.9    $      522.9
Debt maturing within one year and current portion of capital leases          122.2            43.7
Deferred revenue and other current liabilities                                86.6            91.8
                                                                      ------------    ------------

TOTAL CURRENT LIABILITIES                                                    702.7           658.4

Long-term debt and capital leases                                          2,430.0         2,485.6
Deferred revenue and other non-current liabilities                           123.9           160.4
                                                                      ------------    ------------

TOTAL LIABILITIES                                                          3,256.6         3,304.4

Commitments and Contingencies
Minority interest                                                            114.6           109.4
Redeemable convertible preferred securities                                  502.3           502.3

SHAREHOLDERS' EQUITY
Common stock                                                                  18.4            19.9
Additional paid-in capital                                                 1,280.8         1,496.5
Notes receivable due from shareholder                                        (10.4)          (10.7)
Accumulated deficit                                                       (1,160.5)       (1,448.7)
                                                                      ------------    ------------

TOTAL SHAREHOLDERS' EQUITY                                                   128.3            57.0
                                                                      ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $    4,001.8    $    3,973.1
                                                                      ============    ============



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

GTS Reports 2nd Quarter 2000 Results
Page 9

Notes:

1. EBITDA is earnings/(loss) from operations before interest, taxes, depreciation and amortization, foreign currency gains/(losses), other (expense)/income and non-recurring expenses. EBITDA is a measure of a company's performance commonly used in the telecommunications industry but should not be construed as an alternative to net income/(loss) determined in accordance with generally accepted accounting principles (GAAP) as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity.

2. Subtotaled revenue figures may not convert with euro exchange rates shown due to rounding, whereas individual lines of business do.

3.   Includes earnings/(losses) from equity in ventures and minority interest.

4.   Reflects a 2-for-1 stock split effective July 21, 1999.


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